Exhibit 99.1

Shire and New River announce collaboration on Phase 3 ADHD drug candidate

BASINGSTOKE, UK, PHILADELPHIA, PA, US and RADFORD, Va., US January 31, 2005— Shire Pharmaceuticals Group plc (LSE: SHP; NASDAQ: SHPGY; TSX: SHQ) and New River Pharmaceuticals Inc. (NASDAQ: NRPH) announced today the signing of an agreement for the global commercialization of NRP104, New River's Phase 3 compound for treatment of Attention Deficit Hyperactivity Disorder (ADHD), as well as for other potential indications.

Under the terms of the agreement the parties will collaborate on NRP104 development, manufacturing, marketing and sales in the US. Shire will book the product sales and New River may supply up to 25% of the sales effort under a co-promotion right. New River will be financially and operationally responsible for clinical and manufacturing development.

Upon U.S. Food and Drug Administration (FDA) approval, the parties will divide operating profit in accordance with the following general principles: Shire will retain 75% of profits for the first two years following launch and the parties will share the profits equally thereafter.

In the rest of the world, Shire has a license to develop and commercialize NRP104 and New River will receive a low double-digit royalty on net sales.

Shire pays an initial sum of US$50 million on signing, a further US$50 million upon acceptance of filing of the New Drug Application by the FDA and up to US$300 million in milestone payments depending on the characteristics of the FDA-approved product labeling. An additional US$100 million milestone would be payable as a sales bonus upon achieving a significant sales target. Shire currently plans to expense the first two US$50 million payments, and to capitalize and amortize the milestone payments and the sales bonus over the life of the product.

Shire may be entitled to refunds of amounts previously paid in the event of a delayed product approval, or upon FDA approval depending on the characteristics of the approved product labeling.

Matthew Emmens, Chief Executive of Shire, said:

"This is a strong addition to our ADHD portfolio and complements the development strategy of Shire and its pipeline. NRP104 is in late stage development and we are encouraged by the data that we have seen to date and hope that the new drug has similar efficacy of currently marketed ADHD treatments with potential additional advantages. Importantly, NRP104 could become a global ADHD product. We have structured the financial payments for this collaboration to reflect the potential of the new drug and look forward to progressing this product with New River."

R.J. Kirk, Chairman and Chief Executive Officer of New River, said:

"We are delighted to announce this collaboration with Shire, a company that we believe will bring substantial value to this project as we plan and hopefully execute the commercialization of NRP104. Shire's CNS expertise and leadership position in the ADHD market allows them to significantly contribute to this collaboration in a manner that we believe will optimally serve the interests of our shareholders. We therefore believe that Shire will be our ideal partner for this product and we look forward to working with their outstanding team to fully realize the potential of NRP104."

For further information please contact:

Shire Pharmaceuticals Group plc

Investor Relations
Cléa Rosenfeld (UK and Europe)	+44 1256 894 160
Brian Piper (US and Canada)	+1 484 595 8252
Media
Jessica Mann (UK and Europe)	+44 1256 894 280
Matthew Cabrey (US)	+1 484 595 8248

New River Pharmaceuticals Inc.

Investor Relations
John Quirk	+1 646 536 7029
jquirk@theruthgroup.com
Media
Zack Kubow	+1 646 536 7020
zkubow@theruthgroup.com

Notes to editors

Shire
Shire Pharmaceuticals Group Plc is a global pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system, gastrointestinal and renal diseases. Shire has operations in the world's key pharmaceutical markets (U.S., Canada, U.K., France, Italy, Spain and Germany).

For further information on Shire, please visit the Company's website: www.shire.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of METHYPATCH(R) (methylphenidate) and NRP104, including its scheduling classification by the Drug Enforcement Agency in the United States, Shire's ability to secure new products for development, , the implementation of the current reorganization and other risks and uncertainties detailed from time to time in Shire's filings, including its Annual Report on Form 10-K for the year ended December 31, 2003, with the Securities and Exchange Commission.

New River
New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely-prescribed drugs, including amphetamines and opioids.

For further information on New River, please visit the company's website at www.nrpharma.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. final prospectus filed on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended; the ability to successfully execute the collaboration with Shire within a reasonable timeframe or at all; the progress of our product development programs; the status of our preclinical and clinical development of potential drugs, the likely success of our drug products in clinical trials and the regulatory approval process, particularly whether and under what circumstances NRP104 will be approved by the FDA; the ability to develop, manufacture, launch and market NRP104; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likely scheduling and labeling of NRP104; our ability to attract partners with acceptable development, regulatory and commercialization expertise; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; the expected benefits of NRP104 such as efficacy and potential advantages; our ability to develop safer and improved versions of widely-prescribed drugs; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals' final prospectus filed with the SEC on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended, as well as other public filings with the SEC.